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CHURCHILL DOWNS INCORPORATED REACHES PRELIMINARY ARRANGEMENT WITH LOUISIANA HORSEMEN ON DETAILS FOR SHORTENED FAIR GROUNDS RACE MEET

LOUISVILLE, Ky., (Sept. 13, 2005) - Churchill Downs Incorporated (“CDI” or “Company”) (Nasdaq: CHDN) today announced that the Company had reached a preliminary arrangement with the leadership of the Louisiana Horsemen’s Benevolent and Protective Association (“LAHBPA”) on details for a shortened Fair Grounds race meet from Nov. 19, 2005, to Jan. 22, 2006, for a total of 37 race dates.

Under the preliminary arrangement, the 37 Fair Grounds race dates would be conducted at Harrah’s Louisiana Downs in Bossier City, La. As previously announced, CDI has determined that it is not feasible to conduct Fair Grounds’ 2005-2006 racing season at its historic venue in New Orleans, La., due to damage and the surrounding devastation caused by Hurricane Katrina. Fair Grounds was scheduled to conduct 83-days of live racing in New Orleans.

The preliminary arrangement would require a number of Quarter Horse race dates, currently scheduled for Oct. 28 to Nov. 27 at Harrah’s Louisiana Downs, to be shifted to Evangeline Downs in Opelousas, La., thereby extending Evangeline Downs’s Quarter Horse meet. The preliminary arrangement is subject to acceptance by Harrah’s Louisiana Downs and Evangeline Downs, as well the Louisiana Horse Racing Commission and state officials.

“We are pleased to come to terms with our Louisiana horsemen on a preliminary arrangement that would allow the important tradition of Fair Grounds racing to go forward, despite the considerable challenges created by Hurricane Katrina and its aftermath,” said Andrew G. Skehan, CDI’s executive vice president and chief operating officer. “There are a number of issues to resolve, including how we would staff and manage a Fair Grounds race meet at Harrah’s Louisiana Downs, and it will take some time to work through those details.

“We look forward to working with the LAHBPA, Harrah’s Louisiana Downs, Evangeline Downs, the Louisiana Horse Racing Commission and state officials on a final agreement,” said Skehan. “Our ability to work cooperatively and put the industry’s best interests above our own will send an important message to our customers - and to countless Gulf Coast residents affected by this terrible storm - that Fair Grounds racing will go on.”

The preliminary arrangement includes projected average daily purses of $270,000 and a limited stakes schedule, including a Jan. 14, 2006, “marquee” stakes day with four events: the Grade III Risen Star Stakes, Silverbulletday Stakes (GII), Bayou Breeders’ Cup Handicap (GIII) and Duncan F. Kenner Breeders’ Cup Handicap. The 14th running of Louisiana Champions Day, featuring a total of 10 stakes events for Louisiana-bred Quarter Horses and Thoroughbreds would be scheduled for Dec. 10, while the New Orleans Handicap (GII) would be tentatively scheduled for Jan. 7.

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Churchill Downs Incorporated Reaches Preliminary Agreement with Louisiana Horsemen on Details for Shortened Fair Grounds Race Meet

Sept. 13, 2005

Under the preliminary arrangement, two of Fair Grounds’ signature events, the Louisiana Derby (GII) and Fair Grounds Oaks (GII) would be put on hiatus for one year. A revised Fair Grounds condition book and stakes schedule will be released once a final agreement for a shortened Fair Grounds race meet has been accepted by CDI, Louisiana horsemen, the LHRC, state officials and the Louisiana racetracks involved.

“We are happy to have reached a preliminary arrangement that makes it possible for Fair Grounds’ legacy to continue, while providing important winter race dates for Louisiana horsemen,” said LAHBPA President Sean Alfortish. “We also extend our sincere thanks to the management teams at Harrah’s Louisiana Downs and Evangeline Downs for considering this preliminary arrangement and offering to be part of a solution that will benefit horse racing throughout our state. We look forward to reaching consensus with our industry partners - and to putting on a competitive race meet at a host site.”

Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s racetracks in California, Florida, Illinois, Indiana, Kentucky and Louisiana host 121 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships - more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

This news release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,”  “believe,”  “could,”  “estimate,”“expect,”“intend,”  “may,”  “might,”  “plan,”  “predict,”  “project,”  “should,”  “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida, Louisiana and California racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with our Customer Relationship Management initiatives; a substantial change in law or regulations affecting our pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to provide adequate reliance on their internal control processes through SAS 70 reports or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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